UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2010
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)
(203) 796-5000
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On March 30, 2010, Biodel Inc. (the “Company”) announced the appointments of Errol B. De Souza, Ph.D., as the Company’s president, chief executive officer and a director and Dr. Charles Sanders, a current member of the board of directors of the Company, as board chairman, effective March 29, 2010. The Company also announced that Solomon S. Steiner, Ph.D., who co-founded Biodel in 2003, has, as part of the Company’s long-standing succession plan, stepped down as president, chief executive officer and board chairman and become the Company’s chief scientific officer. Dr. Steiner will remain as a member of the board of directors. Dr. De Souza will be a Class I director and will serve until the Company’s 2011 annual meeting of stockholders.
          Dr. De Souza, age 56, joins the Company after serving as president and chief executive officer of Archemix Corporation, a privately-held biopharmaceutical company focused on aptamer therapeutics, from April 2003 to January 2009. Since February 2009, Dr. De Souza has been a pharmaceutical and biotechnology consultant. From September 2002 to March 2003, he was president, chief executive officer and a director of Synaptic Pharmaceutical Corporation, a publicly-traded biopharmaceutical company that was acquired by H. Lundbeck A/S in March 2003. Dr. De Souza is a member of the board of directors of each of the publicly-traded companies Bionomics Ltd., Palatin Technologies, Inc. and Targacept, Inc. Dr. De Souza received his B.A. (Honors) in physiology and his Ph.D. in neuroendocrinology from the University of Toronto and he received his postdoctoral fellowship in neuroscience from The Johns Hopkins University School of Medicine. The Company believes Dr. De Souza’s qualifications to sit on the board of directors include his two decades of experience in the biopharmaceutical industry, including nearly 6 years as president and chief executive officer of Archemix.
De Souza Employment Agreement
          In connection with his appointment, Dr. De Souza signed an employment agreement, dated March 26, 2010 (the “De Souza Employment Agreement”), setting forth the terms of his employment. The De Souza Employment Agreement provides for an initial term of employment for the period from March 29, 2010 to March 28, 2014 and it continues for successive one-year terms unless the agreement is terminated by either party on 120 days prior written notice in accordance with the terms of the agreement. The De Souza Employment Agreement provides for an annual salary of $450,000 and eligibility for a target bonus of 50% of the annual salary, which bonus may be increased in the sole judgment of the Company’s compensation committee. In addition, Dr. De Souza will be granted options to purchase 700,000 shares of the Company’s common stock pursuant to the Company’s 2010 stock incentive plan. These options will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the rest vesting in equal monthly amounts over the next three years. The Company will pay Dr. De Souza’s reasonable and documented temporary housing and related expenses of up to $5,000 per month for a period of up to 18 months following the date of the De Souza Employment Agreement.

          The Company may terminate the De Souza Employment Agreement with or without cause. Dr. De Souza will not be entitled to severance benefits if the Company terminates his employment for cause, as defined in the De Souza Employment Agreement, or if he terminates his employment without good reason, as defined in the De Souza Employment Agreement. If the Company terminates Dr. De Souza’s employment without cause, or he terminates his employment with the Company for good reason, he is entitled to:
•	two times his then current base salary, plus two times his target annual bonus for the fiscal year in which he is terminated, plus the pro rata amount of his target annual bonus for the fiscal year in which he is terminated;

•	COBRA benefits until the earlier of the end of the 24th month after the date his employment with the Company ends or the date his COBRA coverage expires;

•	24 months of acceleration of his outstanding equity compensation awards; and

•	full vesting of his outstanding equity compensation awards, if the Company terminates his employment without cause, or he terminates his employment with the Company for good reason within 12 months following a change in control, as defined in the De Souza Employment Agreement.
          For the first three years of the De Souza Employment Agreement, if any payments to Dr. De Souza by the Company would be considered “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, subject to the excise tax imposed by Section 4999 of the Code, he will be paid an amount necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.
          Pursuant to the terms of the De Souza Employment Agreement, if the Company terminates Dr. De Souza’s employment without cause, or he terminates his employment with the Company for good reason, he agrees not to compete with the Company for 24 months following the termination of his employment with the Company. If the Company terminates his employment for cause or if he terminates his employment without good reason, he agrees not to compete with the Company for 12 months.
          In order to receive the severance benefits described above, Dr. De Souza must deliver a general release of claims to the Company.
          The foregoing description is qualified in its entirety by reference to the full text of the De Souza Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Steiner Employment Agreement
          In connection with his change in position, Dr. Steiner signed a new employment agreement, dated March 26, 2010 (the “Steiner Employment Agreement”), setting forth the terms of his employment. The Steiner Employment Agreement provides for at-will employment, meaning that the Company or Dr. Steiner can terminate his employment at any time, for any or no reason, subject to the terms of the Steiner Employment Agreement. The Steiner Employment Agreement provides for an annual salary of $400,000 and eligibility for a target bonus of up to 50% of the annual salary, which bonus may be increased in the sole judgment of the Company’s compensation committee.
          The Company may terminate the Steiner Employment Agreement with or without cause. Dr. Steiner will not be entitled to severance benefits if the Company terminates his employment for cause, as defined in the Steiner Employment Agreement, or upon his death. If the Company terminates Dr. Steiner’s employment without cause or he resigns for any reason, he is entitled to:
•	two times his then current base salary, plus two times his target annual bonus for the fiscal year in which he is terminated, plus the pro rata amount of his target annual bonus for the fiscal year in which he is terminated;

•	COBRA benefits until the earlier of the end of the 24th month after the date his employment with the Company ends or the date his COBRA coverage expires;

•	24 months of acceleration of his outstanding equity compensation awards; and

•	full vesting of his outstanding equity compensation awards, if the Company terminates his employment without cause, or he resigns within 12 months following a change in control, as defined in the Steiner Employment Agreement.
          For the first three years of the Steiner Employment Agreement, if any payments to Dr. Steiner by the Company would be considered “excess parachute payments” (as described above) he will be paid an amount necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.
          Pursuant to the terms of the Steiner Employment Agreement, if the Company terminates Dr. Steiner’s employment without cause or he resigns for any reason, he agrees not to compete with the Company for 24 months following the termination of his employment with the Company. If the Company terminates his employment for cause, he agrees not to compete with the Company for 12 months.
          In order to receive the severance benefits described above, Dr. Steiner must deliver a general release of claims to the Company.
          The foregoing description is qualified in its entirety by reference to the full text of the Steiner Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010	BIODEL INC.
	By:	/s/ Gerard J. Michel
Gerard J. Michel, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement, dated March 26, 2010, between Biodel Inc. and Errol B. De Souza.

10.2	Employment agreement, dated March 26, 2010, between Biodel Inc. and Solomon S. Steiner